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                                                                   Exhibit 10.11

                         FIFTH AMENDMENT TO OFFICE LEASE

         THIS FIFTH AMENDMENT TO OFFICE LEASE (this "FIFTH AMENDMENT") is made and entered into as of March 31, 2003, by and between 100 PINE STREET, L.P., a Delaware limited partnership ("LANDLORD"), and ART TECHNOLOGY GROUP, INC., a Delaware corporation ("TENANT").

                                    RECITALS

         A. Landlord, as successor-in-interest to Pine Street Investors I, L.L.C., a Delaware limited liability company, and Tenant have entered into that certain Office Lease dated as of October 6, 1999 (the "ORIGINAL LEASE"), as amended by that certain First Amendment to Lease (the "FIRST AMENDMENT") dated as of December 30, 1999, that certain Second Amendment to Office Lease (the "SECOND AMENDMENT") dated as of August 28, 2000, that certain Third Amendment to Office Lease (the "THIRD AMENDMENT") dated as of December 22, 2000, and that certain Fourth Amendment to Office Lease (the "FOURTH AMENDMENT") dated as of July 15, 2001 (as so amended, the "LEASE"). Unless otherwise defined herein, capitalized terms used in this Fifth Amendment shall have the meanings given to such terms in the Lease.

         B. Pursuant to the Original Lease, Landlord leased to Tenant the entire 21st floor of that certain office building located at 100 Pine Street, San Francisco, California (the "BUILDING").

         C. Pursuant to the Second Amendment, Landlord agreed to lease Tenant approximately 9,947 rentable square feet on the 20th floor of the Building and the entire 25th floor of the Building (as more particularly described in the Second Amendment, the "25TH FLOOR SPACE").

         D. Pursuant to the Third Amendment, Landlord agreed to lease Tenant an additional approximately 3,263 rentable square feet on the 20th floor of the Building (all of Tenant's leased space on the 20th Floor, collectively, the "20TH FLOOR SPACE"; the 25th Floor Space and the 20th Floor Space, collectively, the "EXPANSION SPACE").

         E. Pursuant to the Fourth Amendment, provision was made, in addition to certain other modifications, for a conditional termination of the 25th Floor Space, however, the pre-conditions to such termination were never satisfied.

         F. Tenant now desires to terminate its rights and obligations under the Lease with respect to the Expansion Space. Landlord has agreed to such termination upon the satisfaction of the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. EFFECTIVENESS; CONDITIONS PRECEDENT. Upon execution by each of Landlord and Tenant the agreement to amend contained in this Fifth Amendment shall be fully binding on Landlord and Tenant as of the date hereof. Notwithstanding the foregoing, the specific amendments contained in Section 2 though Section 7 and the mutual releases set forth in Section 11 shall not take effect until the first day of the first calendar month immediately

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following satisfaction, to Landlord's reasonable satisfaction, of each of the conditions listed below (the "EFFECTIVE DATE"):

                  (a) Tenant shall have paid to Landlord as compensation for the Landlord's agreement to accept and early termination of the Lease with respect to the Expansion Space and to consent to the lease modifications contained herein, immediately available funds in an amount equal to $6,750,000;

                  (b) Tenant shall have paid to Landlord as reimbursement to Landlord of its costs, expenses and legal fees incurred in negotiating and documenting this Fifth Amendment, immediately available funds in an amount not to exceed $15,000;

                  (c) Tenant shall have surrendered possession of the Expansion Space in broom clean condition; and

                  (d) Not later than April 15, 2003, Tenant and Landlord shall have executed, and Landlord's lender shall have consented to, this Fifth Amendment.

Landlord and Tenant acknowledge and agree that in the event all of the conditions set forth above have not been satisfied on or before April 15, 2003, this Fifth Amendment shall automatically be deemed terminated and shall be null and void and of no further force or effect, whereupon the parties shall be released from all obligations hereunder, except for the brokerage indemnity set forth in Section 8 below which shall expressly survive such termination.

         2. TERMINATION OF EXPANSION SPACE. Upon the satisfaction of the conditions set forth in Section 1 above, Tenant shall have no further rights, including without limitation, the right to use and occupancy, or obligations, including without limitation, the obligation to pay Rent under the Lease with respect to the Expansion Space, except (a) pursuant to any provisions of the Lease which expressly survive the expiration or termination of the Lease or (b) with respect to additional Rent (as set out in Section 4 of the Lease) with respect to the Expansion Space which accrues prior to the Effective Date, but which is, in the ordinary course, to be billed to Tenant after the Effective Date (which additional Rent Tenant shall pay to Landlord when due in accordance with the Lease).

         3. REDUCTION OF BASE RENT. Commencing on the Effective Date but retroactive to the date this Fifth Amendment was last signed (as reflected by the dates on the signature page hereto), and for the remainder of the Lease term thereafter (as such Lease term has been extended by this Fifth Amendment), the Base Rent for the Premises remaining encumbered by the Lease (i.e. the 21st Floor) shall be reduced to $35 per rentable square foot per year. The Premises, following the Effective Date, shall consist of 12,931 rentable square feet with an annual Base Rent of $452,585 and a monthly Base Rent of $37,715.42, all due in accordance with the provisions of the Lease.

         4. TENANT'S PRORATA SHARE. As of the Effective Date and termination of the Lease with respect to the Expansion Space, Tenant's Prorata Share shall be 3.212 %, and Tenant's Prorata Share of Operating Expenses and Taxes shall continue to be paid pursuant to the terms of the Lease.

                                     Page 2

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         5.       FORFEITURE OF TI ALLOWANCE. Tenant acknowledges agrees that
(a) any and all rights Tenant has under the lease to receive a tenant improvement allowance from Landlord are hereby forfeited, cancelled and terminated, whether or not such rights may have accrued prior to the Effective Date and (b) as a result of such forfeiture, termination and cancellation, Landlord has no further obligation under the Lease to provide any tenant improvement allowance to Tenant at any time.

         6.       LETTERS OF CREDIT AND SECURITY DEPOSIT.

                  (a) Tenant acknowledges that Landlord is currently holding a security deposit (the "SECURITY DEPOSIT") in the amount of $158,404.75. The parties hereby agree that Landlord shall continue to hold the Security Deposit until the expiration of the Lease Term, and in no event shall the amount of the Security Deposit be reduced except in accordance with the provisions of the Lease.

                  (b) Tenant further acknowledges that Landlord is currently holding three (3) letters of credit (the "LETTERS OF CREDIT") to guaranty Tenant's obligations under the Lease, in an aggregate amount of $2,285,098. Notwithstanding any Lease provisions to the contrary, the parties hereby agree that Tenant shall have the right to reduce the amount of the Letters of Credit held by Landlord on the following schedule, provided that there has not occurred any Default under the Lease at any time following the Effective Date and that all costs and expenses associated with any such reduction shall be entirely borne by Tenant:

DATE OF ALLOWED REDUCTION         REQUIRED LETTERS OF CREDIT
-------------------------         --------------------------
     November 30, 2004                  $1,832,513
     November 30, 2005                  $1,379,928
     November 30, 2006                  $  927,343
     November 30, 2007                  $  474,758

         If Tenant, pursuant to this Section 6, at any time desires to reduce the aggregate amount of the Letters of Credit held by Landlord, Tenant shall provide Landlord with written notice thereof and Landlord shall then cooperate with Tenant in a timely manner to effectuate such reduction (which Tenant acknowledges will take some coordination with Landlord's lender and the issuing bank(s) of the Letters of Credit). Any reduction in the Letters of Credit shall be achieved by a cancellation and/or partial reduction in the amount of one or more Letters of Credit (with the order of cancellation or reduction of the three existing Letters of Credit to be determined by Landlord in its sole discretion).

         7. EXTENSION OF EXPIRATION DATE; EXTENSION OPTION. The Expiration Date under the Lease is hereby amended to be December 31, 2007. Due to the cancellation of the Expansion Space, the Tenant acknowledges that the Option to Extend the Term of the Lease set forth in Rider 2 to the Lease shall only apply with respect to the Premises which remain encumbered by the Lease after the Effective Date.

         8. BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fifth Amendment, and that they know of no real estate broker or agent who is entitled to a commission

                                     Page 3

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in connection with this Fifth Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent. The terms of this Section 8 shall survive the expiration or earlier termination of this Fifth Amendment.

         9. INCORPORATION; NO FURTHER MODIFICATION. From and after the effective date hereof, the term "Lease" as used in the Lease shall mean the Lease, as amended by the First, Second, Third, Fourth and Fifth Amendments. Except as set forth in this Fifth Amendment, all of the terms and provisions of the Lease shall apply with respect to the Premises and shall remain unmodified and in full force and effect and are hereby ratified and confirmed.

         10. COUNTERPARTS. This Fifth Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that the signature page to this Fifth Agreement may be executed and delivered by facsimile transmission and that such execution and delivery shall be deemed effective for all purposes hereunder.

         11.      MUTUAL RELEASE.

         (a) Except as noted in Section 2 hereof, Landlord hereby (i) fully and irrevocably releases and forever discharges Tenant and Tenant's employees, successors and assigns, from any and all claims, counterclaims, causes of action, suits, debts, controversies, damages, judgments, executions, claims, demands and liabilities, of whatever kind and nature, fixed or contingent, known or unknown, arising at law or in equity, which they ever had, now have or hereafter can, shall or may have for, upon or by reason of any matters, cause or thing whatsoever from the beginning of time to and including the date hereof relating to or in any way arising from or in connection with the Expansion Space; and (ii) covenants and agrees not to sue, prosecute or cause to be commenced or prosecuted any suit, activity, claim or other procedure based on the foregoing. For purposes of clarification, the parties agree that Landlord does not and has not released Tenant from those indemnity obligations under the Lease which expressly survive Lease termination or from Tenant's obligations to pay additional Rent which accrue prior to the Effective Date with respect to the Expansion Space.

         (b) Tenant hereby (i) fully and irrevocably releases and forever discharges Landlord and Landlord's employees, successors and assigns, from any and all claims, counterclaims, causes of action, suits, debts, controversies, damages, judgments, executions, claims, demands and liabilities, of whatever kind and nature, fixed or contingent, known or unknown, arising at law or in equity, which they ever had, now have or hereafter can, shall or may have for, upon or by reason of any matters, cause or thing whatsoever from the beginning of time to and including the date hereof relating to or in any way arising from or in connection with the Expansion Space; and (ii) covenants and agrees not to sue, prosecute or cause to be commenced or prosecuted any suit, activity, claim or other procedure based on the foregoing.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

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         IN WITNESS WHEREOF, the parties hereto have executed this Fifth
Amendment as of the day and year first above written.

              [PROVIDE A DATE OF EXECUTION NEXT TO EACH SIGNATURE]

LANDLORD:        100 PINE STREET, L.P., a Delaware limited partnership

                 By: UNICO Properties, Inc., a Delaware corporation, its Managing Agent

                      By: /s/ John D. Lamb                            5/7/2003
                          --------------------------------------      ----------
                          John D. Lamb, Senior Vice President         Date

TENANT:          ART TECHNOLOGY GROUP, INC.,
                 a Delaware corporation

                      By:   /s/ Edward Terino                         5/7/2003
                          --------------------------------------      ----------
                      Name: Edward Terino                               Date
                          --------------------------------------
                      Its:  Chief Financial Officer
                          --------------------------------------

         CONSENTED TO BY:

         GERMAN AMERICAN CAPITAL CORPORATION,
         a Maryland corporation

         By:
                --------------------------------------      ----------
         Name:                                                 Date
                --------------------------------------
         Title:
                --------------------------------------

         By:
                --------------------------------------      ----------
         Name:                                                 Date
                --------------------------------------
         Title:
                --------------------------------------


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